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                                                                     EXHIBIT 5.3


               [LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]
                                 April 28, 1998


Tyco International Ltd.
The Gibbons Building
10 Queen Street
Suite 301
Hamilton HM11
Bermuda

Tyco International Group S.A.
Boulevard Royal, 26
6th Floor
L - 2449 Luxembourg

Ladies and Gentlemen:


    We have acted as United States securities counsel for Tyco International Ltd., a Bermuda company ("Tyco"), and Tyco International Group S.A., a Luxembourg company (the "Issuer"), in connection with the filing by Tyco and the Issuer with the United States Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3, as amended (the "Registration Statement"), with respect to the Issuer's unsecured debt securities (the "Debt Securities") and the guarantees (the "Guarantees") of the Debt Securities by Tyco, to be issued from time to time pursuant to Rule 415 under the United States Securities Act of 1933, as amended (the "Securities Act"), for an aggregate initial offering price not to exceed U.S.$3,750,000,000. The Debt Securities are to be in one or more series pursuant to an Indenture among the Issuer, Tyco (as Guarantor) and the trustee thereunder (the "Trustee").



    We have examined (i) the form of Indenture filed as Exhibit 4.1 to the Registration Statement (the "Indenture"), pursuant to which Debt Securities may be issued; (ii) the Registration Statement; and (iii) originals, photocopies or conformed copies of all such records of Tyco, the Issuer and their subsidiaries, all such agreements and certificates of public officials, and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In addition, we have examined and relied upon the opinions of Appleby, Spurling & Kempe, Bermuda counsel to Tyco, and Zeyen Beghin Feider Loeff Claeys Verbeke, Luxembourg counsel to the Issuer, of even date.



    In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Debt Securities offered thereby and the Guarantees; (iii) all Debt Securities will be issued and sold in compliance with applicable United States federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (iv) the Indenture and any applicable supplemental indenture will have been duly authorized, executed and delivered by the Issuer, Tyco and the Trustee, and any such supplemental indenture will conform to the Indenture and to applicable law; and (v) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities offered will have been duly authorized and validly executed and delivered by the Issuer, Tyco and the other parties thereto.


    Based upon and subject to the foregoing, we are of the opinion that:

    With respect to Debt Securities to be issued under the Indenture, when (i) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board of Directors of the Issuer has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, the applicable supplemental indenture, and the applicable definitive purchase, underwriting or similar agreement
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approved by authorization of the Board of Directors of the Issuer then, upon payment of the consideration therefor provided for therein, such Debt Securities will be legally issued and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.



    With respect to the Guarantees, when (i) the Board of Directors of Tyco has taken all necessary corporate action to approve the creation of and the issuance and terms of the Guarantees and related matters; and (ii) the Guarantees have been duly executed, authenticated, issued and delivered by Tyco in accordance with the Indenture, such Guarantees will be legally issued and will constitute valid and binding obligations of Tyco, enforceable against Tyco in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally and general principles of equity.



    Joshua M. Berman, a director and Vice President of Tyco, is counsel to our firm.


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

    We call your attention to the fact that we are admitted to practice law only in the State of New York and, in rendering the foregoing opinion, we do not express an opinion concerning any laws other than the laws of the State of New York and the federal laws of the United States of America.

                                          Very truly yours,


                                          /s/ Kramer, Levin, Naftalis & Frankel
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                                          Kramer, Levin, Naftalis & Frankel